SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2003

VALASSIS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10991	38-2760940

(State of incorporation)	(Commission File Number)	(IRS Employer Identification No)

19975 Victor Parkway, Livonia, Michigan 48152

(Address of principal executive office)

Registrant’s telephone number, including area code: 734-591-3000

Item 5.    REGULATION FD DISCLOSURE

On June 27, 2003, Valassis announced that it acquired the remaining 20% interest of Boston-based PreVision Marketing, a high-end, full-service customer relationship management (CRM) agency. Valassis originally took an 80% ownership position in PreVision in August 2000. A copy of the Company press release related to this event is being filed as an Exhibit to this Form 8-K.

Item 7.    FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99.1    Press Release of Valassis Communications, Inc. dated June 27, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALASSIS COMMUNICATIONS, INC.

By:	/S/ ROBERT L. RECCHIA

Robert L. Recchia Executive Vice President and Chief Financial Officer

Dated: June 27, 2003